SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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A4S SECURITY, INC.
(Name of Registrant as Specified In Its Charter)

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A4S Security, Inc.
489 North Denver Avenue
Loveland, Colorado 80537

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 6, 2006

To Our Shareholders:

        You are cordially invited to attend the annual meeting of the shareholders of A4S Security, Inc. (the “Company”) at 410 Seventeenth Street, 22nd Floor, Denver, Colorado at 10:00 a.m. (Denver, Colorado time) on October 6, 2006, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect five directors of the Company.

2.	To increase the number of shares of common stock available for issuance pursuant to the Company’s 2004 Stock Incentive Plan.

3.	To amend the Company’s Articles of Incorporation to change the Company’s name to Security With Advanced Technology, Inc.

4.	To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on July 31, 2006 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Gregory Pusey
Chairman of the Board of Directors

September 22, 2006

TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

PROPOSAL 1—ELECTION OF DIRECTORS	4

STOCK OWNERSHIP	5

DIRECTORS AND EXECUTIVE OFFICERS	6

PROPOSAL 2—AUTHORIZATION TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S 2004 STOCK INCENTIVE PLAN	15

PROPOSAL 3—AUTHORIZATION TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT	17

AUDIT AND OTHER FEES	17

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF SHAREHOLDERS	17

OTHER BUSINESS	17

PROXY STATEMENT

A4S Security, Inc.
489 North Denver Avenue
Loveland, Colorado 80537
Telephone: (970) 461-0071

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 6, 2006

        This proxy statement contains information related to the annual meeting of shareholders of A4S Security, Inc. (the "Company") to be held October 6, 2006, beginning at 10:00 a.m. (Denver, Colorado time) at the offices of our counsel, Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202, and at any postponements or adjournments thereof.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that management's expectation, beliefs or projections will be achieved or accomplished. Actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to, changes in business conditions, the general economy, competition, changes in product offerings, as well as regulatory developments that could cause actual results to vary materially from the future anticipated results indicated, expressed or implied, in such forward-looking statements. Except to the extent required under the federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements. The forward-looking statements contained in this proxy statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

        At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting.

Who is entitled to vote?

        Only shareholders of record at the close of business on the record date, July 31, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 9:45 a.m. (Denver, Colorado time) and the meeting will begin at 10:00 a.m. (Denver, Colorado time). Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Many of you hold your shares in "street name," that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 3,961,746 shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least 1,320,582 shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board of directors' recommendations?

        Our board of directors recommends a vote for election of the nominated slate of directors, for authorization to increase the number of shares of common stock available for issuance under the Company's 2004 Stock Incentive Plan and for amendment of our Articles of Incorporation to change our name.

        Our board of directors' recommendations are also set forth together with the description of each item in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        For each item other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors.

•	"WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

•	"ABSTAIN" with respect to any other matters

will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of five directors and for each of the other proposals.

What are "broker non-votes" and how will they be counted?

        "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card:

•	your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

•	your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Broker non-votes will have the effect of a negative vote. Shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

Who will bear the cost of soliciting proxies?

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our board of directors currently consists of five directors. The term of each director expires at the annual meeting. Our board of directors proposes that the five nominees described below, each of whom is currently serving as a member of our board of directors, be re-elected for a term of one year and until his or her successor is duly elected and qualified.

        Each of the nominees has consented to serve a one-year term. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee. In that case, the person named as the proxy will vote for the substitute nominee designated by our board of directors.

        The directors standing for re-election are:

        Barry C. Loder – Barry became a director in April 2005. Barry is President of BCL Partners, a financial consulting firm he founded in 2000, specializing in providing merger and acquisition and corporate financing services. Barry is a cofounder of Advanced Nutraceuticals, Inc., and served as Vice President of Corporate Development from inception to August 2000. From March 1995 to January 1998, Barry served as Chief Financial Officer and later also as Chief Operating Officer of Nutrition For Life International, Inc., a nutritional network marketing company. From October 1993 through March 1995, he was a financial consultant, performing corporate finance, merger and acquisition and other financing activities. Mr. Loder was the Director of Mergers and Acquisitions for Allwaste, Inc. from 1992 to 1994. He was co-founder of Republic Waste Industries and served as Senior Vice President of Finance during 1990 and 1991. Barry has a Masters Degree in business administration from Houston Baptist University, a B.A. in accounting and finance from Walsh University and is a Certified Public Accountant.

        Thomas R. Marinelli – Tom became a director in December 2004, our Chief Executive Officer in April 2005 and our President in July 2006. He has spent the past 29 years in positions of increasing responsibilities at DaimlerChryslerAG, including President of Chrysler Europe, and most recently as Vice President of Chrysler and Jeep Brands. Since August 2004, Tom has been a director of Bossier Automotive Group, a DaimlerChrysler dealer. He received a B.S. degree in finance and marketing from Boston College and an M.B.A. degree from Michigan State University.

        Gregory Pusey – Greg joined our board in 2002 and has served as Chairman of the Board since October 2004. He became our Secretary in March 2006. He is the President and Chief Executive Officer of Advanced Nutraceuticals, Inc., a publicly-held company engaged in manufacturing and marketing of nutraceuticals. Greg has been associated with Advanced Nutraceuticals, Inc. and its predecessors since 1997. Greg is also the President, a principal shareholder and a director of Cambridge Holdings, Ltd., a publicly-held real estate and business development firm, chairman of the board of directors and director of AspenBio Pharma, Inc., a publicly-held biomedical company, and President of Livingston Capital, Ltd., a private venture capital firm. He holds a B.S. degree in finance from Boston College.

        Gail Schoettler – Dr. Gail Schoettler joined the board of directors of the Company in April 2005. She chairs the board of directors of Fischer Imaging Corp. and also serves on the board of directors of AspenBio Pharma, Inc., Masergy Communications in Dallas, Texas, and until its sale in February 2005, of CancerVax Corp., as well as several non-profit organizations. She has served as a U.S. Ambassador, head of the Defense Department's presidential transition for global communications, security and intelligence, and as Colorado's Lt. Governor and State Treasurer. She started two successful banks and is involved in her family's cattle ranch, vineyards and real estate enterprises. Gail speaks and writes internationally on globalization, political strategies for business, and women's issues. She has a B.A. in economics from Stanford University and M.A. and Ph.D. degrees in history from the University of California. Among her numerous awards is the French Legion of Honor, France's highest civilian award.

        Robert J. Williams – Bob became a director in July 2005. He is an independent consultant to corporations pursuing government contract awards. He was employed by Ford Motor Company from 1996 to 2001, serving in a wide variety of positions, including Manager of Ford's Government Sales Department, the department responsible for sales to federal, state and local government agencies. In this position, Bob established the Ford Police Advisory Board, a cooperative effort between police agencies and Ford engineers. Bob graduated from Creighton University in Omaha, Nebraska with a degree in economics and pursued post-graduate study in business administration. He served in the United States Army from 1963 to 1965, earning a direct commission as a second lieutenant.

_________________________

The board of directors recommends a vote
for the election of the nominated slate of directors.
_________________________

STOCK OWNERSHIP

        The following table sets forth as of August 31, 2006 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

        Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of August 31, 2006, we had 3,968,268 shares of common stock outstanding. Unless otherwise indicated, the address of each individual named below is the address of the Company, 489 North Denver Avenue, Loveland, Colorado 80537.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Directors and Executive Officers
Thomas R. Marinelli (1)	95,695	2.4%
Matthew Siemens (2)	64,130	1.6%
Gregory Pusey (3)	403,327	10.2%
Jeffrey G. McGonegal (4)	92,174	2.3%
Barry C. Loder (5)	9,058	.2%
Gail Schoettler (6)	9,058	.2%
Robert J. Williams (7)	7,000	.2%
All officers and directors as a group (seven persons)	680,442	17.1%

5% Shareholders
The Peierls Foundation, Inc. (8)	746,905	18.8%
E. Jeffrey Peierls (9)	235,555	5.9%

(1)	Includes 16,304 shares issuable upon the exercise of warrants. Includes 45,290 shares issuable upon the exercise of stock options. Does not include stock options to purchase 9,058 shares which are exercisable in March 2007, options to purchase 27,174 shares which are exercisable in installments commencing in March 2007 and options to purchase 26,900 shares which are exercisable in installments commencing in May 2007.

(2)	Includes 64,130 shares issuable upon the exercise of stock options. Does not include stock options to purchase 48,913 shares which are exercisable in installments commencing in October 2006, options to purchase 8,152 shares which are exercisable in installments commencing in March 2007, options to purchase 1,766 shares which are exercisable in installments commencing in September 2006 and options to purchase 10,000 shares which are exercisable in installments commencing in May 2007.

(3)	Includes 4,110 shares which may be acquired upon the exercise of warrants. Includes 38,044 shares issuable upon the exercise of stock options. Also includes shares owned by his wife and child. Does not include stock options to purchase 27,174 shares which are exercisable in installments commencing in October 2007, options to purchase 10,869 shares which are exercisable in installments commencing in March 2007 and options to purchase 20,000 shares which are exercisable in installments commencing in May 2007. Includes 5,435 shares and an additional 6,698 shares issuable upon the exercise of warrants owned by Cambridge Holdings, Ltd. of which he disclaims beneficial ownership. Mr. Pusey is the president, principal shareholder and a director of Cambridge Holdings, Ltd.

(4)	Includes 1,087 shares owned by the McGonegal Family Partnership, of which he disclaims beneficial ownership. Includes 49,239 shares issuable upon the exercise of stock options. Does not include stock options to purchase 40,761 shares which are exercisable in installments commencing in October 2007, options to purchase 2,718 shares which are exercisable in installments commencing in March 2007 and options to purchase 7,500 shares which are exercisable in installments commencing in May 2007.

(5)	Includes 9,058 shares issuable upon the exercise of options. Does not include stock options to purchase 18,116 shares which are exercisable in installments commencing in March 2007 and 10,000 shares which are exercisable in installments commencing in March 2007.

(6)	Includes 9,058 shares issuable upon the exercise of options. Does not include stock options to purchase 18,116 shares which are exercisable in installments commencing in March 2007 and 10,000 shares which are exercisable in installments commencing in March 2007.

(7)	Includes 7,000 shares issuable upon the exercise of stock options. Does not include stock options to purchase 10,000 shares which are exercisable in installments commencing in March 2007.

(8)	Includes 13,587 shares issuable upon the exercise of warrants.

(9)	Includes 1,630 shares issuable upon the exercise of warrants. Does not include 177,027 shares beneficially owned by his brother, Brian Eliot Peierls, 746,905 shares beneficially owned by The Peierls Foundation, Inc. or 126,537 shares beneficially owned by the U.D. Ethel F. Peierls Charitable Lead Unitrust, each of which he disclaims beneficial ownership.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and ages of our directors and executive officers:

Name	Age	Position
Thomas R. Marinelli Gregory Pusey Matthew Siemens Jeffrey G. McGonegal Gail Schoettler Barry Loder Robert J. Williams	54 53 36 55 62 47 64	Chief Executive Officer, President and Director Chairman of the Board of Directors and Secretary Executive Vice President – Sales and Marketing Chief Financial Officer Director Director Director

        Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other.

        Biographies for the members of our current board of directors are set forth above.

        Our board of directors has elected the following executive officers who are not members of our board of directors. It is expected that our board of directors will elect officers annually following each annual meeting of shareholders.

        Jeffrey G. McGonegal – Jeff became our Chief Financial Officer in March 2003. Jeff also serves as Senior Vice President — Finance of Advanced Nutraceuticals, Inc. and Cambridge Holdings, Ltd. and as Chief Financial Officer of AspenBio Pharma, Inc. Since 1997, he has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Jeff was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Jeff served as managing partner of the Denver, Colorado office. Mr. McGonegal was elected in 2005 to serve on the board of directors of Imagenetix, Inc., a publicly-held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University. Mr. McGonegal is a Certified Public Accountant licensed in the State of Colorado.

        Matthew Siemens – Matt joined us as Executive Vice President – Sales and Marketing in February 2003. He has served in leadership positions in both start-up and established enterprises. After managing sales, marketing and engineering efforts in telecommunications growth industries, Matt has focused on corporate development and fundraising for technology companies over the past five years. Matt joined NuVox Communications, a telecommunications provider, as Executive Director of Business Development in 2001. Prior to NuVox, he served as Vice President of Product Marketing at Maple Optical Systems in 2001 and was a founder and served as Vice President Marketing and Business Development at NewTERA in 2000. Matt joined Electric Lightwave in 1997 and was a director of NexGen Marketing.

        The following is biographical information regarding other key personnel of the Company:

        David Desormeaux – David joined the Company as Senior Director of Engineering and Operations in September 2005. David brings 20 years of experience developing software/hardware products for the enterprise computing industry. Most recently, he served for two years as General Manager of a software business unit at Eaton Corporation. Before that, he spent 18 years at Hewlett-Packard Company in a variety of technical, sales, and management roles. David holds a patent for a computer architecture that optimizes volumetric rendering and a patent for a hand-held inkjet printing device. He has both a B.S. and M.S. degree in Electrical Engineering from Purdue University.

        Scott Ruff – Scott joined the Company as a Software Architect in February 2006. Scott brings 16 years of experience developing software in many technical areas including CAD, graphics, database, web, and multimedia. Most recently, he served as a Software Architect for NVIDIA Corporation, developing multimedia applications for personal computers and consumer electronics devices. Prior to that, he worked at a small consulting firm architecting high-end video capture systems. He holds a B.S. in Computer Science from California State University Long Beach.

Compensation of Directors

        Our outside directors do not receive any cash compensation. Directors who are also employees of the Company receive no additional compensation for serving as directors. Each of our directors has been granted stock options. In 2005, we granted options to directors as follows: Michael Siemens, a former director and executive officer – options to purchase 8,152 shares at a price of $3.85; Gregory Pusey – options to purchase 21,739 shares at a price of $3.50 per share; Thomas R. Marinelli – options to purchase 54,348 shares at a price of $3.50 per share; Barry C. Loder – options to purchase 27,174 shares at a price of $3.50 per share; Gail Schoettler – options to purchase 27,174 shares at a price of $3.50 per share; and Robert J. Williams – options to purchase 7,000 shares at a price of $6.70 per share. Subsequent to December 31, 2005, a policy was adopted to issue options to purchase 20,000 shares when a new outside director joins the board of directors and each existing outside director receives options to purchase 10,000 shares annually at the fair market value of the Company’s common stock on the date of grant.

Executive Compensation

        The following table sets forth certain information regarding compensation paid by us to the Chief Executive Officer and each of our other executive officers during the three most recent fiscal years:

        The following table sets forth information concerning the compensation paid by us for the three most recent fiscal years to our executive officers:

Summary Compensation Table

	Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensa- tion (5)	Restriced Stock Awards($)	Options (#)	LTIP Payouts ($)	All Other Compensa-tion ($)

Thomas Marinelli(1)	2005	$90,000	—	—	—	54,348	—	—
President and Chief Executive Officer

Michael Siemens(2)	2005	$135,330	—	$6,667	—	8,152	—	—
Former President and Executive Vice President
	2004	$64,310				119,565
	2003	$67,905				5,761

Matthew Siemens(3)	2005	$150,100		$6,821		16,304
Executive Vice President - Sales and Marketing
	2004	$125,818				97,826
	2003	$90,471				7,065

Jeffrey G. McGonegal(4)	2005	$51,000				5,435
Chief Financial Officer
	2004	—				81,522
	2003	—				5,761

(1)	Under the terms of Thomas R. Marinelli's employment agreement which commenced in 2005, $54,000 of the compensation he received was paid to his service company. Mr. Marinelli became our President on July 1, 2006.

(2)	Michael Siemens, a former director and executive officer, also received a relocation and rental allowance as described below in connection with his relocation to Colorado. Mr. Siemens resigned as a director and our President on July 1, 2006, and was appointed Executive Vice President – Law Enforcement on that date, a position that was eliminated on August 8, 2006.

(3)	Matthew Siemens joined the Company in 2003, and in that year his compensation included $29,225 paid for consulting services.

(4)	Jeffrey G. McGonegal joined the Company in 2003, but received no cash compensation in 2003 or 2004.

(5)	Other annual compensation includes group medical benefits paid on behalf of the executive as part of our employee group medical plan.

The Board of Directors and its Committees

Board of Directors

        Our board of directors conducts its business through meetings and through its committees. During the fiscal year ended December 31, 2005, our board of directors held five meetings. During the fiscal year ended December 31, 2005, no director attended fewer than 100% of the total number of all meetings of our board of directors and any committee on which the director served.

        Our board of directors has appointed an audit committee, a compensation committee and a nominating committee. The membership and duties of each committee are summarized below.

Audit Committee

        We have a separately designated standing audit committee of the board of directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Barry C. Loder (chair), Gail Schoettler and Robert J. Williams are members of the audit committee. Our board of directors has determined that at least one person, Mr. Loder, qualifies as a “financial expert” as defined by Item 401 of Regulation S-B of the Sarbanes-Oxley Act of 2002. Mr. Loder is “independent” pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and pursuant to Nasdaq rules and the other members of the audit committee satisfy the financial literacy requirements for audit committee members under these rules and regulations. Our audit committee held two meetings during the fiscal year ended December 31, 2005.

Compensation Committee

        The compensation committee of the board of directors has been established to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The compensation committee also reviews and recommends to our board of directors any additions to or revisions of our executive compensation policies and programs, and reviews and approves all special executive employment, compensation and retirement arrangements. Our current compensation committee is comprised of Gail Schoettler (chair) and Barry C. Loder. Our compensation committee held one meeting during the fiscal year ended December 31, 2005.

        The compensation committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to the shareholders, (b) link executive compensation to long-term and short-term interests of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Gail Schoettler (chair) and Barry C. Loder. The nominating and corporate governance committee performs the following functions, among others: (i) reviews, approves and recommends for board consideration director candidates and advises the board of directors with regard to nomination or election of director candidates; (ii) determines procedures for the review, approval and recommendation of director candidates, as appropriate; (iii) determines procedures for the consideration of shareholder-recommended board candidates; (iv) recommends to the board of directors standards regarding the definition of “independence” as such term relates to directors (taking into account, among other things, Nasdaq requirements and any other laws and regulations applicable to us); (v) establishes performance criteria/expectations for directors in areas of attendance, preparedness, candor and participation; and (vi) develops, reviews and recommends to the board, as appropriate, principles and policies relating to corporate governance; and monitors compliance with and the effectiveness of such principles and policies, as appropriate. Our nominating and corporate governance committee held one meeting during the fiscal year ended December 31, 2005.

        The functions performed by the nominating and corporate governance committee include identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees. In making nominations, our nominating and corporate governance committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of our shareholders.

        We have not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Code of Ethics

        Our board of directors has adopted a Code of Ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern all aspects of our business.

Employment Agreements

        We have an employment agreement with our President and Chief Executive Officer, Thomas R. Marinelli, which commenced on April 1, 2005 and ends on March 31, 2007. Tom receives an annual salary of $120,000, which may be increased by our board of directors, and is eligible for bonuses under the bonus plan to be created by our board of directors. He devotes a majority of his business time to our business activities. If the employment agreement is terminated by us without “cause” or by him for “good reason” (as such terms are defined in the employment agreement), or upon his death or disability, Tom will receive severance equivalent to three months’ salary and benefits.

        We have also entered into employment agreements with our Executive Vice President – Sales and Marketing, Matthew Siemens, our Chief Financial Officer, Jeffrey G. McGonegal, and our Secretary and Chairman of the board of directors, Gregory Pusey. The employment agreements for Messrs. Siemens, McGonegal and Pusey have a base term through May 31, 2007. The following are the base annual salaries for these persons: Matthew Siemens — $125,000, Jeffrey G. McGonegal — $60,000; and Gregory Pusey — $60,000. The employment agreements for Messrs. Marinelli, McGonegal and Pusey provide that each will devote substantial business time to our activities, but do not require that they devote any specific percentage of their time to us. Each agreement provides that our board of directors will create a bonus plan for executive officers, which will include each of these persons. The terms and objectives of the bonus plan will be determined by our board of directors. The employment agreement with Matthew Siemens provides that if we satisfy our annual objectives, he will be paid a bonus in an amount equal to at least 50% of his salary. Each employment agreement includes provisions for severance equivalent to six months’ salary and benefits if the officer’s employment is terminated by us without “cause” or by the officer for “good reason” (as such terms are defined in the employment agreements), or upon the death or disability of the officer. Each employment agreement also provides that if the officer is terminated by us without “cause” or by the officer for “good reason,” the officer may elect to continue to be employed by us through December 31, 2008 and receive a salary of $500 per month. The officer would then be required to provide only limited services not to exceed two hours per month on an as requested basis. The extended term was included in the agreements to permit each of these officers to maintain employment with us and to continue to qualify for the right to maintain their options to acquire our common stock.

        To accommodate Michael Siemens’ move to Colorado, we provided him with a $1,400 per-month rental allowance until the sale of his former residence in Montana in mid-2005. We also provided him with a moving allowance of $25,000, and paid him deferred salary of $5,333 per month from April 1, 2005 through the closing of our public offering in July 2005. In connection with the termination of Michael Siemens’ full-time employment with the Company and pursuant to the terms of his employment agreement, Mr. Siemens is receiving severance and benefits from the Company in an amount equal to six months of his compensation at the time of termination (which amounts to approximately $60,000). In addition, pursuant to Mr. Siemens’ employment agreement, Mr. Siemens has elected to continue to be employed by the Company as a consultant on a part-time basis through December 31, 2008, in exchange for which he will be paid $500 per month and his options will continue to remain outstanding during such period.

Stock Option Program

        We have created our 2004 Stock Incentive Plan (the “Plan”), which authorizes the grant of restricted stock issuances or options to purchase an aggregate of 1,000,000 shares of our common stock. The 780,374 outstanding options were granted pursuant to the Plan with 445,526 exercisable at $3.50 per share, 127,717 exercisable at $3.85 per share, 19,130 exercisable at $18.40 per share and the balance (188,000) exercisable at between $5.05 and $6.70 per share. We are proposing in this proxy that the total number of shares issuable under the Plan be increased to 1,500,000. See “Proposal 2 – Authorization to Increase the Number of Shares Available for Issuance under the Company’s 2004 Stock Incentive Plan”.

        The purpose of the Plan is to promote our interests and the interests of our shareholders by providing participants a significant stake in our performance and providing an opportunity for the participants to increase their holdings of our common stock. The Plan is administered by the compensation committee of our board of directors. The compensation committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards and to set the terms and conditions of awards. In addition to stock options, we may also offer a participant the right to purchase shares of common stock subject to such restrictions and conditions as the compensation committee may determine at the time of grant. Such conditions may include continued services to us or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the Plan.

Equity Compensation Plan Information

        The following table gives information about the Company’s common stock that may be issued upon the exercise of options under the Plan as of December 31, 2005:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)

Equity Compensation Plans
Approved by Stockholders	650,374	$4.18	349,626	1,000,000

Equity Compensation Plans
Not Approved by
Stockholders	None	—	—	—

TOTAL	650,374	$4.18	349,626	1,000,000

Option Grants in Fiscal Year Ended December 31, 2005

        The following table provides information regarding option grants made by us to our executive officers during the fiscal year ended December 31, 2005:

Name	Number of securities underlying Options/SARs granted (#)	% of total options/ SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date

Michael Siemens	8,152	2.9%	$3.85	3/2010
Matthew Siemens	16,304	5.8	3.50	3/2015
Jeffrey G. McGonegal	5,435	1.9	3.50	3/2015
Gregory Pusey	21,739	7.7	3.50	3/2015
Thomas Marinelli	54,348	19.2	3.50	3/2015

Option Exercises and Year-End Values

        The following table shows option exercises by the named executive officers during the fiscal year ended December 31, 2005 and the number and value of unexercised options at December 31, 2005:

Name	Number of Shares Under- lying Options Exercised (#)	Value Realized $	Number of Unexercised Options At Year End (#) Exercisable/ Unexercised	Value of In-the-Money Options at Year End ($) Exercisable/ Unexercisable (1)

Michael Siemens	—	$—	38,288 / 95,190	$86,281 / $238,120
Matthew Siemens	—	$—	37,908 / 83,287	$94,240 / $235,596
Jeffrey G. McGonegal	—	$—	27,418 / 65,300	$66,750 / $184,555
Thomas Marinelli	—	$—	45,290 / 36,232	$131,033 / $104,566

(1)	Based on the price of the common stock of $6.39 on December 30, 2005 as reported by Nasdaq SmallCap Market.

Compensation Committee Report

        The compensation committee of our board of directors was established in 2005 to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The committee also reviews and recommends to our board of directors any additions to or revisions of the Plan. The committee consists exclusively of non-employee directors, appointed by resolution of the entire board of directors.

        The committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to our shareholders, (b) link executive compensation to long-term and short-term interest of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

        Fairness to our shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing our executive compensation with the compensation of executives at other companies. The committee’s overall goal is to achieve strong performance by the company and our executives by affording the executives the opportunity to be rewarded for strong performance. The committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives and long-term incentives.

        The committee periodically reviews executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer’s performance over time and each individual’s role in our company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels. Information regarding salary levels is included in the compensation table above.

        The committee periodically reviews the performance of executive officers to determine whether bonuses should be paid to those persons. The committee has not established specific performance measures for determining the award of bonuses. The committee believes that bonuses should be provided to reward key employees based on company and individual performance and to provide competitive cash compensation opportunities to our executives. During the year ended December 31, 2005, no bonuses were paid to our executive officers.

        The Plan is designed to focus executive efforts on our long-term goals and to maximize total return to our shareholders. The committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only. Options terminate if the employee’s employment with us is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

        The exact number of shares granted to a particular participant reflects both the participant’s performance and role in our company, as well as our financial success, and our future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

        In making grants during the fiscal year ended December 31, 2005, the committee also considered the number of outstanding options previously granted to each employee and director. The committee believes that its awards were consistent with our compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance-based. At this time, our executive officers’ cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the committee intends to review its executive pay plans over time in light of these regulations.

Respectfully submitted, Compensation Committee Gail Schoettler Barry C. Loder

Compensation Committee Interlocks and Insider Participation

        Our compensation committee currently consists of Gail Schoettler (chair) and Barry C. Loder. Ms. Schoettler and Mr. Loder have never been officers or employees of the Company or any of our subsidiaries. Neither member of the compensation committee has a reportable relationship with us.

Audit Committee Report

        The audit committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

        The members of the audit committee for the year ended December 31, 2005 were Barry C. Loder (chair), Gail Schoettler and Robert J. Williams. Our board of directors has adopted a written charter for the audit committee. The audit committee has prepared the following report detailing its policies and responsibilities relating to the auditing of our consolidated financial statements.

        The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        Together with our independent registered public accounting firm, GHP Horwath, P.C. (who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America), the audit committee reviewed the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America. The audit committee’s review included discussion with the auditor’s of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, the audit committee has discussed the independence of GHP Horwath, P.C. from management and our company generally, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The audit committee discussed with GHP Horwath, P.C. the overall scope and plans for their respective audit. The audit committee met with GHP Horwath, P.C., with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors (and our board of directors has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee Barry C. Loder Gail Schoettler Robert J. Williams

PROPOSAL 2
AUTHORIZATION TO INCREASE THE NUMBER OF SHARES AVAILABLE
FOR ISSUANCE UNDER THE COMPANY’S 2004 STOCK INCENTIVE PLAN

Introduction

        Our 2004 Stock Incentive Plan was amended by our board of directors on September 6, 2006 to increase the number of shares of common stock available for grants under the Plan from 1,000,000 to 1,500,000, subject to the approval of our shareholders.

        Of the 1,000,000 shares currently reserved under the Plan, only 57,822 shares remained available for future option grants as of the record date. See “Outstanding Awards” below. The proposed amendment of the Plan would increase the number of shares of the Company’s common stock, reserved and available for issuance under the Plan by 500,000 shares, from 1,000,000 to 1,500,000 shares, subject to any future anti-dilution adjustments. As a result of the proposed increase in the number of shares reserved for issuance under the Plan, 557,822 shares would be available for issuance on the effective date of the amendment, assuming no further stock options have been granted after the record date of July 31, 2006.

Reason for Increasing Authorized Shares Under the Plan

        The board of directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Company’s management relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the Company. The board of directors believes that the Plan is essential to permit the Company’s management to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participating employee with those of the shareholders and provide each such individual with a significant incentive to view the Company from the perspective of an owner with an equity stake.

        The Plan provides for its administration by the board of directors or by the compensation committee appointed by the board of directors. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom, the terms of which and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the Plan and may prescribe, amend and rescind rules and regulations relating thereto.

Outstanding Awards

        As of the record date, options to purchase approximately 942,578 shares (approximately 23.8% of the Company’s issued and outstanding shares of common stock as of the record date) were outstanding under the Plan. No options have been exercised since the record date which, without giving effect to the proposed amendment, leaves approximately 57,822 shares reserved and available for issuance as of the record date. After giving effect to the proposed amendment’s increase of the shares reserved under the plan by 500,000, the total number of shares potentially subject to stock-based awards (including both shares subject to options previously issued and unexercised and awards that may be issued in the future) is approximately 557,822 shares, or approximately 14.1% of the Company’s issued and outstanding shares of common stock as of the record date. In general, the options that have been granted under the Plan vest at the rate of 33.3% per year and have a total term of ten years.

        The options to purchase shares granted under the Plan that were outstanding as of the record date have a weighted average exercise price of approximately $4.51 per share.

_________________________

The board of directors recommends a vote
for the approval of the amendment to the Company's 2004 Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Plan.
_________________________

PROPOSAL 3
AUTHORIZATION TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME

Introduction

        Our board of directors has concluded that it is advisable for us to amend our Articles of Incorporation to change our name to Security With Advanced Technology, Inc. If the amendment is approved, Article First of our Articles of Incorporation will be amended to read in its entirety: “The name of the Corporation is Security With Advanced Technology, Inc.”

Reasons for Name Change

        Our common stock and warrants to purchase our common stock are quoted on The Nasdaq SmallCap Market and the NYSEArca Exchange under the symbols “SWAT” and “SWATW”, respectively. Our board of directors has concluded that it is advisable for the Company to change its name to “Security With Advanced Technology, Inc.” to correspond with our trading symbol of “SWAT.” In addition, our proposed new name was chosen to better describe the market opportunity afforded by our innovative technology and approach while better communicating the mission and strategic vision of our ShiftWatch brand to serve not only the current video market but also areas of the security sector beyond mobile video. The new name also conveys our intention to diversify our business beyond our core transit markets and explore additional markets within the Homeland Security market space, both domestically and internationally. Further, by changing our name, we will avoid confusion in the marketplace, which will allow us to focus on building brand awareness, both with our customers and with our investors.

        Our board of directors has unanimously adopted resolutions setting forth the proposed amendment to our Articles of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to our shareholders for their approval at the annual meeting. If adopted by the shareholders, the name change will become effective upon filing of the appropriate amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado, which we currently expect will occur on or about October 9, 2006.

_________________________

The board of directors recommends a vote
for the amendment of our Articles of Incorporation to change our name.
_________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In November and December 2004, we borrowed an aggregate of $105,000 from the following principal stockholders in the amounts indicated: Gregory Pusey – $36,000; Brian E. Peierls – $27,000; and E. Jeffrey Peierls – $42,000. The notes provided for interest at a rate of 8.0% per annum and were paid in full in January 2005.

        During 2003 and 2004, we raised funds pursuant to convertible note and warrant offerings. The following current and former officers, directors and 5% or greater shareholders participated in the offerings in the amounts indicated: Michael Siemens and members of his family – $21,015; Gregory Pusey and members of his family – $113,028; Jeffrey G. McGonegal – $14,010; Thomas R. Marinelli – $114,400; Cambridge Holdings, Ltd. – $425,139; E. Jeffrey Peierls – $230,050; Brian E. Peierls – $149,030; The Peierls Foundation, Inc. – $585,175; and U.D. Ethel F. Peierls Charitable Lead Unitrust – $117,025. Gregory Pusey and Jeffrey G. McGonegal are officers and directors of Cambridge Holdings, Ltd., and Gregory Pusey, Jeffrey Peierls and Brian E. Peierls are principal shareholders of Cambridge. We have no other relationship with Cambridge. In connection with those offerings, we issued convertible notes and warrants. The notes in these offerings, including the notes to these persons, will be converted into our common stock concurrent with this offering at the conversion rates specified in the notes which range from $.64 per share to $1.84 per share. The shareholdings of these persons are reflected in the “Stock Ownership” section.

        In connection with these offerings, we issued warrants to purchase shares of our common stock in the following amounts: Michael Siemens and members of his family – 1,632; Gregory Pusey and members of his family –8,190; Jeffrey G. McGonegal – 1,087; Thomas R. Marinelli – 16,305; Cambridge Holdings, Ltd. – 16,852; E. Jeffrey Peierls –7,065; Brian E. Peierls – 4,348; The Peierls Foundation, Inc. – 24,457; and U.D. Ethel F. Peierls Charitable Lead Unitrust – 6,794. Warrants to purchase common stock at an exercise price of $.035 per share were exercised prior to this offering in the following amounts: Michael Siemens and members of his family – 1,632; Gregory Pusey and members of his family – 4,673; Jeffrey G. McGonegal – 1,087; Cambridge Holdings, Ltd. – 11,417; E. Jeffrey Peierls – 5,435; Brian E. Peierls –3,261; The Peierls Foundation, Inc. – 19,022; and U.D. Ethel F. Peierls Charitable Lead Unitrust – 2,718.

        We have entered into employment agreements with certain of our officers and directors as described in the section entitled “Employment Agreements.”

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Based solely on the Company’s review of copies of Section 16(a) reports filed by officers, directors and greater than 10% shareholders with the Securities and Exchange Commission, which have been received by the Company and written representations from these persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to those persons were complied with for the fiscal year ended December 31, 2005.

AUDIT AND OTHER FEES

        During fiscal 2005 and 2004, we retained our principal auditor, GHP Horwath, P. C., to provide services. Aggregate fees were billed in the following categories and amounts:

	Years Ended December 31,
	2005	2004

Audit Fees	$62,800	$31,000
Audit Related Fees	8,000	0
Tax Related Fees	0	0
All Other Fees	0	0

        All of the services described above were approved by the Company’s audit committee and prior to performance. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record of the Company who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing, and it must be received at our principal executive offices prior to our fiscal year-end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

OTHER BUSINESS

        Our management is not aware of any other matters which are to be presented to the annual meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and proxy statement are sent by order of our board of directors.

Thomas R. Marinelli
President

September 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
A4S SECURITY, INC.
TO BE HELD OCTOBER 6, 2006

        The undersigned hereby appoints Jeffrey G. McGonegal as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of A4S Security, Inc. (the “Company”) held of record by the undersigned on July 31, 2006, at the annual meeting of shareholders to be held October 6, 2006, or any adjournment or postponement thereof.

1.     Election of directors.

___________ FOR the election as a director of the five nominees listed below (except as marked to the contrary below).

___________WITHHOLD AUTHORITY to vote for the nominees listed below.

NOMINEES: Barry C. Loder, Thomas R. Marinelli, Gregory Pusey, Gail Schoettler and Robert J. Williams

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

2.     Proposal to authorize 500,000 additional shares of the Company’s common stock for issuance under the Company’s 2004 Stock Incentive Plan.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

3.     Proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Security With Advanced Technology, Inc.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

4.     In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of directors, for the authorization of additional shares and for the name change.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of shareholders on October 6, 2006.

I |_| plan |_| do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________________________________ SIGNATURE ________________________________________ Signature if held jointly	Date: _____________________ Date: ______________________

NOTE:     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.